
                                        OLD  REPUBLIC  INTERNATIONAL  CORPORATION
                                              EARNINGS  PER  SHARE  EXHIBIT
                                      (Amounts in millions, except per share data)
                     ------------------------------------------------------------------------------
                                                         Computation of Primary
                                                         Earnings per Share
                                                      ------------------------
                                                      Quarters Ended March 31,
                                                      --------------------------------------
                                                           1994                  1993
                                                      ---------------      ----------------
Weighted average number of common shares outstanding        51.8                  51.4

Add: Weighted average number of assumed common shares to be issued upon conversion or exercise of:

     Redeemable and/or Convertible Preferred Stock           4.9                   5.0
      Stock Options                                          0.4                   0.6
                                                      ----------------      ----------------
  Weighted average number of common and
     common equivalent shares                               57.2                  57.1
                                                      ================      ================

  Net income for the period                                $34.0                 $40.1

  Less dividends applicable to appropriate Series of
      Redeemable and Convertible Preferred Stock             1.2                   1.4
                                                      ----------------      ----------------

  Adjusted net income                                      $32.8                 $38.7
                                                      ================      ================

  Primary earnings per share                               $0.57                 $0.68
                                                      ================      ================

                                                            Computation of Fully Diluted
                                                                Earnings per Share
                                                      --------------------------------------
                                                              Quarters Ended March 31,
                                                      --------------------------------------
                                                            1994                  1993
                                                      -----------------     ----------------
  Weighted average number of common shares outstanding      51.8                  51.4

  Add: Weighted average number of assumed common shares to be issued upon conversion or exercise of:

      Redeemable and/or Convertible Preferred Stock          5.1                   5.2
      Convertible Subordinated Debentures                    4.2                   4.2
      Stock Options                                          0.4                   0.6
                                                      ----------------      ----------------
  Weighted average number of common and
    common equivalent shares                                61.6                  61.6
                                                      ----------------      ----------------

  Net income for the period                                $34.0                 $40.1

  Less dividends applicable to appropriate Series of
      Redeemable and Convertible Preferred Stock             1.2                   1.3
  Plus interest applicable to Convertible Debentures         1.0                   1.0
                                                      ----------------      ----------------

  Adjusted net income                                      $33.8                 $39.7
                                                     =================      ================

  Fully diluted earnings per share                         $0.55                 $0.65
                                                     =================      ================